                                                                   EXHIBIT 10(h)
                                                                   -------------

                            SCIENTIFIC-ATLANTA, INC.
                            ------------------------
                          RESTORATION RETIREMENT PLAN
                          ---------------------------
                            (Effective July 1, 1994)

                                                              As Amended Through
                                                               February 23, 1997

                              Article I.  The Plan
                              --------------------

     1.1  Establishment of Plan.  Scientific-Atlanta, Inc. (the "Company")
          ---------------------
hereby establishes this supplemental retirement plan for eligible Employees of the Company and participating Affiliates, effective as of July 1, 1994. This plan shall be known as the Scientific-Atlanta, Inc. Restoration Retirement Plan (the "Plan").

     1.2  Purpose of Plan.  This Plan restores benefits that are curtailed as
          ---------------
a result of legal limits applicable to the Scientific-Atlanta, Inc. Retirement Plan and Trust.

          The portion of the Plan that restores benefits affected by the limits described in Code section 415 is intended to be an "excess benefit plan" as defined in ERISA section 3(36). The portion of the Plan that restores benefits affected by changes made in 1993 legislation to the compensation limit described in Code section 401(a)(17) is intended to be a plan maintained for the purpose of providing deferred compensation to a "select group of management or highly compensated employees" within the meaning of ERISA section 201(2).

     The Plan is intended to be exempt from the participation, vesting, funding, and fiduciary requirements of Title I of ERISA.

     1.3  Applicability of Plan.  This Plan applies only to eligible Employees
          ---------------------
who are in the active employ of the Company or a participating Affiliate on or after July 1, 1994.

                            Article II.  Definitions
                            ------------------------

     Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized. The definition of any term in the singular shall also include the plural, whichever is appropriate in the context.

     2.1  "Actuarial Equivalent" means a benefit having the same value as the
           --------------------
benefit that it replaces, computed on the bases of the actuarial equivalence assumptions in effect under the Retirement Plan.

     2.2  "Affiliate" means
           ---------

     (a) any corporation while it is a member of the same "controlled group" of corporations (within the meaning of Code section 414(b)) as the Company;

     (b) any other trade or business (whether or not incorporated) while it is under "common control" (within the meaning of Code section 414(c)) with the Company;

     (c) any organization during any period in which it (along with the Company) is a member of an "affiliated service group" (within the meaning of Code section 414(m)); or

     (d) any other entity during any period in which it is required to be aggregated with the Company under Code section 414(o).

     2.3  "Beneficiary" means any person (natural or otherwise) designated by
           -----------
a Participant to receive any Pre-retirement death benefits payable on the Participant's behalf under the Retirement Plan, or in the absence of any such designation, the person or entity determined to be the Participant's beneficiary under the Retirement Plan.

     2.4  "Board" means the Company's Board of Directors.
           -----
     2.5  "Code" means the Internal Revenue Code of 1986, as amended, or as it
           ----
may be amended from time to time. A reference to a particular section of the Code shall also be deemed to refer to regulations and other regulatory guidance issued under that Code section.

     2.6  "Committee" means the Human Resources and Compensation Committee of
           ---------
the Board.

     2.7  "Company" means Scientific-Atlanta, Inc. and any successor thereto
           -------
that agrees to adopt and continue this Plan.

     2.8  "Employee" means any person who is employed by an Employer.
           --------
     2.9  "Employer" means the Company and each Affiliate that has adopted
           --------
this Plan for the benefit of its eligible Employees.

     2.10 "ERISA" means the Employee Retirement Income Security Act of 1974,
           -----
as amended, or as it may be amended from time to time. A reference to a particular section of ERISA shall also be deemed to refer to regulations and other regulatory guidance issued under that section.

       2.11 "Normal Retirement Date" means the first day of the month in which a
             ----------------------
Participant attains age sixty-five (65).

       2.12 "Participant" means an Employee who has met, and continues to meet,
             -----------
the eligibility requirements of section 3.1.

       2.13 "Pension Equity Benefit" means the benefit amount calculated as a
             ----------------------
Participant's "Pension Equity Benefit" pursuant to Article IV of the Retirement Plan.

       2.14 "Plan" means this Scientific-Atlanta, Inc. Restoration Retirement
             ----
Plan, as amended from time to time.

       2.15 "Plan Year" means initially the period beginning July 1, 1994 and
             ---------
ending December 31, 1994. Thereafter, the Plan Year shall be the calendar year.

       2.16 "Prior Plan Benefit" means the benefit amount calculated as a
             ------------------
Participant's "Prior Plan Benefit" (if any) pursuant to Article V of the Retirement Plan.

       2.17 "Retirement Plan" means the Scientific-Atlanta, Inc. Retirement Plan
             ---------------
and Trust, as amended from time to time.

       2.18 "Severance from Service Date" means a Participant's "Severance from
             ---------------------------
Service Date" as determined under the Retirement Plan.


                          Article III.  Participation
                          ---------------------------

       3.1  Eligibility.  An Employee shall become a Participant on
            -----------

       (a) July 1, 1994, provided that the Committee designates the Employee as eligible to participate in the Plan; or

       (b) any subsequent date on which the Committee determines that the Employee's benefits under the Retirement Plan will be curtailed by the limits described in Code section 401(a)(17) or 415 and the Committee designates the Employee as eligible to participate in the Plan.

            Participation in the part of this Plan that restores Retirement Plan benefits curtailed under the compensation limit in effect under Code section 401(a)(17) shall be limited to Employees who are members of a "select group of management or highly compensated employees" within the meaning of ERISA section 201(2). Additionally, an Employee who participates in the Scientific-Atlanta, Inc. Supplemental Executive Retirement Plan shall not be eligible to participate in this Plan.

     3.2  Duration.  An Employee who becomes a Participant under section 3.1
          --------
shall remain an active Participant until the earlier of

     (a)  his or her Severance from Service Date; or

     (b) a declaration by the Committee that he or she is no longer eligible to participate in the Plan.

          An individual whose active participation is terminated under this section 3.2 shall continue to be an inactive Participant until all benefits to which he or she is entitled under this Plan have been paid.

                             Article IV.  Benefits
                             ---------------------

     4.1  Retirement Benefits.
          -------------------

     (a)  Eligibility.  A Participant who has a vested interest in a retirement
          -----------
          benefit under the Retirement Plan shall be eligible for a retirement benefit under this section 4.1. This benefit shall be calculated as:

          (1) a lump sum representing the Participant's entire interest in the Plan as of the first day of the month following his or her Severance from Service Date, in the case of a Participant whose benefit under the Retirement Plan is payable as a Pension Equity Benefit; or

          (2) a single life annuity commencing as of the first day of the month following the Participant's Severance from Service Date, in the case of a Participant whose benefit under the Retirement Plan is payable as a Prior Plan Benefit.

          However, if the commencement of a Participant's retirement benefit is delayed to any later month following his or her Severance from Service Date, the benefit determined under this section 4.1 shall be adjusted in accordance with section 4.2.

     (b)   Amount.  A Participant who is eligible for a retirement benefit under
           ------
          subsection (a) shall be entitled to receive a benefit equal to the difference between (1) and (2) where

          (1) is the benefit to which the Participant would be entitled under the Retirement Plan as of the first day of the month following his or her Severance from Service Date, calculated as if the term "Annual Pay" under the Retirement Plan included elective deferrals under the Scientific-Atlanta, Inc. Executive Deferred Compensation Plan in the year that the deferrals were made and calculated

              (A) as if the changes to Code section 401(a)(17) made by the Omnibus Budget Reconciliation Act of 1993 had not taken effect; and

              (B)   without regard to the benefit limits in effect under Code
                    section 415; and

          (2) is the benefit payable to the Participant under the Retirement Plan as of the first day of the month following his or her Severance from Service Date.

          The Committee shall adjust the compensation limit in paragraph
(b)(1)(A) above in a manner consistent, as determined by the Committee, with the method used by the Secretary of the Treasury prior to the effective date of the changes made by the Omnibus Budget Reconciliation Act of 1993.



     (c)   Commencement.  Except as otherwise provided under section 4.2,
           ------------
           payment of a Participant's retirement benefit shall commence as of the first day of the month following the Participant's Severance from Service Date.

     4.2  Deferred Retirement Benefits.
          ----------------------------

     (a)  Delayed Commencement.  The Committee, in its sole and absolute
          --------------------
          discretion, may delay the commencement of a retirement benefit payable under section 4.1 beyond the first date of the month following the Participant's Severance from Service Date. Retirement benefits may begin as of the first day of any month following such date, as provided by the Committee, but in no event may the Committee delay the commencement of benefits beyond the Participant"s Normal Retirement Date.

          If the Committee elects to delay the commencement of a Participant's retirement benefits under this subsection, the amount payable as of the delayed commencement date shall be adjusted in accordance with the Retirement Plan to reflect this delay.

     (b)  Employment Beyond Age Sixty-Five (65).  Notwithstanding any other
          -------------------------------------
          provision in this Plan to the contrary, in the case of a Participant who remains an Employee after his Normal Retirement Date, the Committee may direct, in its sole and absolute discretion, that the Participant's retirement benefit shall commence as of any date on or after his or her Normal Retirement Date and prior to his or her Severance from Service Date. Any such Participant shall receive a retirement benefit calculated pursuant to section 4.1 as of the commencement date selected by the Committee. The retirement benefit payable to the Participant upon his or her subsequent Severance from Service Date shall be equal to the greater of:

          (1) the retirement benefit determined under section 4.1 as of the first day of the month following his or her Severance from Service Date, reduced by following the provisions of Code section 411(b)(1)(H)(iii)(I) for in-service distributions; or

          (2) the retirement benefit determined under section 4.1 as of his or her Normal Retirement Date, increased by applying interest at an annual rate of five percent (5%) (allocated quarterly) from his or her Normal Retirement Date until the benefit commencement date selected by the Committee.

     4.3  Form of Payment.
          ---------------

     (a)  Unmarried Participant.  The form of payment for a Participant who is
          ---------------------
          not married on his or her benefit commencement date shall be a single life annuity. In the case of a benefit calculated as a lump sum payment pursuant to section 4.1(a)(1), this single life annuity shall be the Actuarial Equivalent of the lump sum benefit.

     (b)  Married Participant.  The form of payment for a Participant who is
          -------------------
          married on his or her benefit commencement date shall be a joint and fifty percent (50%) surviving spouse annuity. A joint and fifty percent (50%) surviving spouse annuity provides

          (1)  a monthly benefit to the Participant for life; and

          (2) upon the Participant's death, a monthly benefit to the Participant's surviving spouse for life equal to fifty percent (50%) of the amount payable during the Participant's lifetime.

                    This joint and fifty percent (50%) surviving spouse annuity shall be the Actuarial Equivalent of the single life annuity described in subsection (a).

     (c)  Optional Payment Forms.  In lieu of the normal form of payment
          ----------------------
          described in subsection (a) or (b), the Committee may direct, in its sole and absolute discretion, that benefits shall be paid in one of the optional forms of payment available under the Retirement Plan. In that event, the benefit payable under the optional payment form shall be the Actuarial Equivalent of the single life annuity described in subsection (a).

     4.4  Pre-retirement Death Benefits.
          -----------------------------

     (a)  Eligibility.  The Beneficiary of a Participant shall be eligible to
          -----------
          receive a Pre-retirement death benefit if the Participant dies after acquiring a vested interest in his or her accrued benefit under the Retirement Plan, but before starting to receive retirement benefits under this Plan. This benefit shall be calculated and paid as:

          (1) a single life annuity commencing as of the first day of the month following the Participant's death, in the case of a Beneficiary who is legally married to the Participant on the date of his or her death; or

          (2) a lump sum payment as of the first day of the month following the Participant's death, in the case of any other Beneficiary.

     (b)  Amount.  A Beneficiary who is eligible for a Pre-retirement death
          ------
          benefit under subsection (a) shall be entitled to receive a benefit equal to the difference between (1) and (2) where

          (1) is the Pre-retirement death benefit which would have been payable to the Beneficiary under the Retirement Plan as of the first day of the month following the Participant's death, calculated as if the term "Annual Pay" under the Retirement Plan included elective deferrals under the Scientific-Atlanta, Inc. Executive Deferred Compensation Plan in the year in which the deferrals were made and calculated--

               (A) as if the changes to Code section 401(a)(17) made by the Omnibus Budget Reconciliation Act of 1993 had not taken effect; and

               (B)  without regard to the benefit limits in effect under Code section 415; and

          (2) is the Pre-retirement death benefit payable to the Beneficiary under the Retirement Plan as of the first day of the month following the Participant's death.

          The Committee shall adjust the compensation limit in paragraph
          (b)(1)(A) above in a manner consistent, as determined by the Committee, with the method used by the Secretary of the Treasury prior to the effective date of the changes made by the Omnibus Budget Reconciliation Act of 1993.


     (c)  Commencement.  Payment of a Pre-retirement death benefit under this
          ------------
          section shall commence as of the first day of the month following the date of the Participant's death. Notwithstanding the foregoing, the Committee, in its sole and absolute discretion, may delay the commencement of a Pre-retirement death benefit until the first day of any later month, but in no event beyond the first day of the month in which the Participant would have attained age sixty-five (65). If the Committee elects to delay the commencement of a Pre-retirement death benefit pursuant to this subsection, the amount payable as of the delayed commencement date shall be adjusted in accordance with the Retirement Plan to reflect this delay.

     (d)  Optional Payment Forms.  In lieu of the single life annuity payable to
          ----------------------
          a Beneficiary who is a surviving spouse, the Committee may direct, in its sole and absolute discretion, that the Pre-retirement death benefit shall be paid in a single lump sum that is the Actuarial Equivalent of the single life annuity described in subsection (a).

     4.5  Change in Control.  Notwithstanding anything contained in this Plan
          -----------------
to the contrary, the provisions of this section 4.5 shall govern and supersede any inconsistent terms or provisions of this Plan in the event of a Change in Control of the Company.

     (a)  Immediate Vesting.  Each Participant shall be immediately vested in
          -----------------
          his or her accrued benefit hereunder as of the date of any Change in Control.

     (b)  Termination Following Change in Control.  If a Participant's
          ---------------------------------------
          employment with the Employer is terminated during the two (2) year period following a Change in Control for any reason other than cause, the Participant shall receive a lump sum payment equal to the Actuarial Equivalent value of the Participant's accrued benefit as of the date of such termination.

     (c)  Amendment or Termination.  For a period of two (2) Plan Years
          ------------------------
          following the Plan Year in which a Change in Control occurs, the Plan shall not be terminated or amended in any way that would reduce or otherwise adversely affect the computation or amount of, or entitlement to, benefits hereunder (including, but not limited to, restricting or limiting the right to participate in the Plan of any person who is a Participant on the day prior to the date of the Change in Control). Any amendment or termination of the Plan prior to a Change in Control which a Participant who is an Employee at the time of the amendment or termination reasonably demonstrates (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control, or (2) otherwise arose in connection with or in anticipation of a Change in Control, and which was not consented to in writing by such Participant, shall be null and void and shall have no effect whatsoever.

     (d)  Definition of Change in Control.  For purposes of this section, a
          -------------------------------
          Change in Control shall mean any of the following events:

          (1) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes of this section, any Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding);

          (2) The individuals who are members of the Incumbent Board (as defined below) cease for any reason to constitute at least two-thirds of the Board. The "Incumbent Board" shall include the individuals who as of August 20, 1990 were members of the Board and any individual becoming a director subsequent to August 20, 1990 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board, provided, however, that any individual who is not a member of the Incumbent Board at the time he or she becomes a member of the Board shall become a member of the Incumbent Board upon the completion of two full years as a member of the Board, provided further, however, that notwithstanding the foregoing, no individual shall be considered a member of the Incumbent Board if such individual initially assumed office (A) as a result of either an actual or threatened "election contest" (within the meaning of Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), or (B) with the approval of the other Board members, but by reason of any agreement intended to avoid or settle a Proxy Contest;

          (3) Approval by stockholders of the Company of (A) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation, or (B) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Affiliates, or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

          Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any additional Voting Securities that increase the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

          Notwithstanding anything contained in this Plan to the contrary, if a Participant's employment is terminated prior to a Change in Control and the

Participant reasonably demonstrates that such termination (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control, or (2) otherwise occurred in connection with or in anticipation of a Change in Control that actually occurs, then for all purposes of this Plan, the date of a Change in Control in respect of such Participant shall mean the date immediately prior to the date of termination of such Participant's employment.


                             Article V.  Financing
                             ---------------------

  5.1  Financing.  The benefits under this Plan shall be paid out of the
       ---------
general assets of the Employers, except to the extent they are paid from the assets of a grantor trust established by an Employer to pay these benefits.

  5.2  Unsecured Interest.  No Participant shall have any interest whatsoever
       ------------------
in any specific asset of the Company or an Affiliate. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of an Employer.


                          Article VI.  Administration
                          ---------------------------

  6.1  Administration.  The Plan shall be administered by the Committee.
       --------------

     The Committee shall have all powers necessary or appropriate to carry out the provisions of the Plan. It may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan's business. In its sole discretion, the Committee may delegate any or all of its responsibilities relative to administration of the Plan to such officers of the Company as it designates.

     The Committee shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of eligibility for and amount of any benefit.

     The Committee shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with its administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions by general rule or particular decision, all in its sole and absolute discretion.

     To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

  6.2  Appeals from Denial of Claims.  If any claim for benefits under the
       -----------------------------
Plan is wholly or partially denied, the claimant shall be given notice of the denial. This notice shall be in writing, within a reasonable period of time after receipt of the claim by the Committee. This period shall not exceed ninety
(90) days after receipt of the claim, except that if special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant, and an additional ninety (90) days will be considered reasonable.

     This notice shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:

     (a)  the specific reasons for the denial;

     (b) specific reference to the Plan provisions on which the denial is based;

     (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why this material or information is necessary;

     (d) an explanation that a full and fair review by the Committee of the decision denying the claim may be requested by the claimant or an authorized representative by filing with the Committee, within sixty
          (60) days after the notice has been received, a written request for the review; and

     (e) if this request is so filed, an explanation that the claimant or an authorized representative may review pertinent documents and submit issues and comments in writing within the same sixty (60) day period specified in subsection (d).

          The decision of the Committee upon review shall be made promptly, and not later than sixty (60) days after the Committee's receipt of the request for review, unless special circumstances require an extension of time for processing. In this case the claimant shall be so notified, and a decision shall be rendered as soon as possible, but not later than one hundred twenty
(120) days after receipt of the request for review. If the claim is denied, wholly or in part, the claimant shall be given a copy of the decision promptly. The decision shall be in writing, shall include specific reasons for the denial, shall include specific references to the pertinent Plan provisions on which the denial is based, and shall be written in a manner calculated to be understood by the claimant.

     6.3  Tax Withholding.  The Employer may withhold from any payment under
          ---------------
this Plan any federal, state, or local taxes required by law to be withheld with respect to the payment and any sum the Employer may reasonably estimate as necessary to cover any taxes for which the Employer may be liable and that may be assessed with regard to the payment.

     6.4  Expenses.  All expenses incurred in the administration of the Plan
          --------
shall be paid by the Employers.

                Article VII.  Adoption of the Plan by Affiliate;
                ------------------------------------------------
                     Amendment and Termination of the Plan
                     -------------------------------------

     7.1  Adoption of the Plan by Affiliate.  An Affiliate may adopt the Plan
          ---------------------------------
by appropriate action of its board of directors or authorized officers or representatives, subject to the approval of the Board.

     7.2  Amendment and Termination.  The Company hereby reserves the right to
          -------------------------
amend, modify, or terminate the Plan at any time, and for any reason, by written resolution of the Board. However, no amendment or termination shall have the effect of reducing the benefits accrued by a Participant prior to the date of the amendment or termination.

                    Article VIII.  Miscellaneous Provisions
                    ---------------------------------------

     8.1  No Contract of Employment.  Nothing contained in the Plan shall be
          -------------------------
construed to give any Participant the right to be retained in the service of the Company or its Affiliates or to interfere with the right of the Company or its Affiliates to discharge a Participant at any time.

     8.2  Severability.  If any provision of this Plan shall be held illegal
          ------------
or invalid, the illegality or invalidity shall not affect its remaining parts. The Plan shall be construed and enforced as if it did not contain the illegal or invalid provision.

     8.3  Applicable Law.  Except to the extent preempted by applicable
          --------------
federal law, this Plan shall be governed by and construed in accordance with the laws of the state of Georgia.


     IN WITNESS WHEREOF, SCIENTIFIC-ATLANTA, INC. has caused this instrument to be executed by its duly authorized officer, effective as of the date specified above.

                                    SCIENTIFIC-ATLANTA, INC.


                                    By: /s/ Brian C. Koenig
                                       ----------------------------------------

                                    Title: Vice President, Human Resources

ATTEST:


By: /s/ William E. Eason, Jr.
   -------------------------------

Title: Secretary